Exhibit 99.2




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of CompX International Inc. (the Company) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Darryl R. Halbert, Vice President, Chief Financial Officer and Controller of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Darryl R. Halbert
---------------------------------------
Darryl R. Halbert
Vice President, Chief Financial Officer
 and Controller



May 8, 2003



* A signed original of this written statement required by Section 906 has been provided to CompX International Inc. and will be retained by CompX International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.